Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 1 Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 2 Index to the financial statements Consolidated Statement of Comprehensive Income ................................ ................................ ..... 3 Consolidated Statement of Financial Position ................................ ................................ ................ 4 Consolidated Statement of Changes in Equity ................................ ................................ ............... 6 Consolidated Statement of Cash Flows ................................ ................................ ......................... 7 Notes to the Consolidated Financial Statements ................................ ................................ ........... 8 Accounting principles for the consolidated financial statements .......................................... 8 Notes ............................................................................................................................... 11 1. Revenue .................................................................................................................... 11 2. Other operating income ............................................................................................. 12 3. Materials and services ............................................................................................... 13 4. Employee benefit expenses ....................................................................................... 14 5. Other operating expenses .......................................................................................... 15 6. Depreciation, amortization and impairment ............................................................... 16 7. Net financial income and expenses ............................................................................ 17 8. Income taxes............................................................................................................. 17 9. Intangible assets ....................................................................................................... 20 10. Property, plant and equipment ................................................................................. 22 11. Inventories .............................................................................................................. 23 12. Trade receivables, prepayments and accruals .......................................................... 24 13. Cash and cash equivalents ...................................................................................... 25 14. Trade payables and accrued expenses ..................................................................... 25 15. Leases .................................................................................................................... 26 16. Defined benefit obligations ...................................................................................... 27 17. Provisions ............................................................................................................... 29 18. Financial risk management ...................................................................................... 30 19. Share-based compensation ..................................................................................... 34 20. Commitments and contingencies ............................................................................ 35 21. Group structure and related party transactions ......................................................... 36 22. Subsequent events .................................................................................................. 38

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 3 Consolidated Statement of Comprehensive Income EUR Note Jan 1 – Dec 31, 2025 Revenue 1 180 838 067 Other operating income 2 133 903 Materials and services 3 -129 792 453 Employee benefit expenses 4, 19 -21 453 062 Depreciation, amortization and impairment 6 -3 880 944 Other operating expenses 5 -7 017 407 Operating result 18 828 106 Financial income 127 514 Financial expense -2 591 212 Net financial income and expenses 7 -2 463 698 Profit before taxes 16 364 407 Income taxes 8 -2 951 677 Result for the period 13 412 730 Other comprehensive income Items that may be reclassified to profit or loss: Remeasurements of employee benefit obligations, net of tax 16 -2 880 Other comprehensive income for the period, net of tax -2 880 Total comprehensive income for the period 13 409 851 Profit for the period attributable to: Owners of the parent company 13 412 730 Total comprehensive income for the period attributable to: Owners of the parent company 13 409 851 The accompanying notes form an integral part of these consolidated financial statements.

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 4 Consolidated Statement of Financial Position EUR Note December 31, 2025 ASSETS Non-current assets Intangible assets 9 4 145 813 Right-of use assets 15 6 593 604 Land 10 958 899 Property, plant and equipment 10 15 374 052 Deferred tax assets 8 920 836 Refundable lease deposit 12 27 519 Total non-current assets 28 020 724 Current assets Inventories 11 37 788 457 Trade receivables 12 9 060 877 Prepayments and accrued income 12 5 530 836 Current tax assets 8 624 261 Cash and cash equivalents 13 2 369 443 Total current assets 55 373 873 TOTAL ASSETS 83 394 597

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 5 EUR Note December 31, 2025 SHAREHOLDERS' EQUITY AND LIABILITIES Shareholders' equity Share capital 0 Reserve for invested unrestricted equity 7 306 373 Other reserves -2 880 Retained earnings 19 029 004 Total shareholders' equity 18 26 332 497 Liabilities Non-current liabilities Bank loans 18 896 250 Lease liabilities 15 5 442 520 Provisions 17 1 196 904 Defined benefit obligations 16 61 204 Deferred tax liabilities 8 0 Total non-current liabilities 7 596 878 Current liabilities Bank loans 18 521 250 Lease liabilities 15 2 058 008 Contract liabilities 1 23 361 865 Trade payables 14 16 265 892 Provisions 17 733 586 Current tax liabilities 8 1 944 946 Accrued expenses 14 4 579 674 Total current liabilities 49 465 222 Total liabilities 57 062 100 TOTAL SHAREHOLDERS' EQUITY AND LIABILITIES 83 394 597 The accompanying notes form an integral part of these consolidated financial statements.

Saxdor Yachts Oy
Consolidated Financial Statements
For the Year Ended December 31, 2025

# Consolidated Statement of Changes in Equity

| EUR | Note | Reserve for invested unrestricted equity | Other reserves | Retained earnings | Total shareholders' equity |
|---|---|---|---|---|---|
| **Shareholder's equity, January 1, 2025** | | **5 082 690** | **-** | **5 616 274** | **10 698 964** |
| Result for the period | | | | 13 412 730 | 13 412 730 |
| Remeasurement of defined benefit obligations, net of tax | **16** | | -2 880 | | -2 880 |
| **Total comprehensive income** | | **-** | **-2 880** | **13 412 730** | **13 409 851** |
| **Transactions with owners** | | | | | |
| Conversion of capital loan | **18** | 2 223 683 | | | 2 223 683 |
| **Shareholder's equity, December 31, 2025** | | **7 306 373** | **-2 880** | **19 029 004** | **26 332 497** |

The accompanying notes form an integral part of these consolidated financial statements.

6

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 7 Consolidated Statement of Cash Flows EUR Note Jan 1 – Dec 31, 2025 Cash flow from operating activities Result for the period 13 412 730 Adjustments: Depreciation, amortization and impairment 6 3 880 944 Net financial income and costs 7 2 463 698 Income taxes 8 2 951 677 Provisions 17 922 957 Share-based compensation 197 577 Total adjustments 10 416 853 Changes in net working capital: Change in trade and other receivables 12 -11 948 064 Change in trade and other payables 14 12 360 504 Change in inventories 11 -15 172 759 Interest received 77 643 Interest paid -2 507 275 Income taxes paid -2 006 175 Net cash inflow from operating activities 4 633 641 Cash flow from investing activities Purchases of intangible assets 9 -1 418 034 Purchases of property, plant and equipment 10 -6 159 401 Net cash outflow from investing activities -7 577 435 Cash flow from financing activities Payment of lease liabilities 15, 18 -1 900 304 Drawdown of borrowings 18 5 000 000 Repayment of borrowings 18 -7 857 330 Net cash outflow from financing activities -4 757 634 Net cash in cash and cash equivalents Cash and cash equivalents at the beginning of period 10 070 871 Cash and cash equivalents at the end of the period 2 369 443 Change in cash and cash equivalents 13 -7 701 428 The accompanying notes form an integral part of these consolidated financial statements.

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 8 Notes to the Consolidated Financial Statements Accounting principles for the consolidated financial statements General information about the Group Saxdor Yachts Oy (the “Company”, the “Parent Company”) is a Finnish limited liability company and together with its subsidiaries Saxdor Shipyard Sp. z.o.o. Saxdor Shipyard Finland Oy and Saxdor Yachts USA, Inc, it forms the Saxdor Group ("Saxdor" or the "Group"). Saxdor is an internationally operating boat manufacturer founded in 2019 and headquartered in Helsinki. Saxdor's customers are boat dealers, and the dealer network is global. The Group's operational companies are located in Finland and Poland. Saxdor Yachts Oy (business ID 309528-1), domiciled in Helsinki, is the Group’s parent company. The registered street address is Tammasaarenkatu 1, FI-00180 Helsinki, Finland. The financial year for all Group companies is the calendar year, and it ends on 31 December. The consolidated statements are presented in Euros, which is the Company’s functional and presentation currency. These Saxdor Yachts Oy's consolidated financial statements were authorized for issue by the Board of Directors on May 17, 2026. Basis of preparation of the consolidated financial statements The purpose of these financial statements is to meet the reporting requirements of Rule 3-05 of Regulation S-X which requires one year of audited financial statements. As a result, these financial statements do not include comparative figures for the prior year as required under IFRS 1, “First-time Adoption of International Financial Reporting Standards”. Saxdor’s consolidated financial statements for the year ended December 31, 2025 are general purpose financial statements issued by the Group prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (IASB), including interpretations developed by the IFRS Interpretations Committee and its predecessor body, the Standing Interpretations Committee, with the exception that these consolidated financial statements do not include comparative figures for the year ended December 31, 2024 or the required IFRS 1, “First-time Adoption of International Financial Reporting Standards” transition disclosures, which constitute departures from IFRS Accounting Standards.

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 9 The Group adopted IFRS Accounting Standards as of January 1, 2024. As explained above, the transition disclosures required under IFRS 1, “First-time Adoption of International Financial Reporting Standards” are not presented in these financial statements. These consolidated financial statements include the Parent Company, Saxdor Yachts Oy, and those entities over which the parent has control. The Board of Directors have no significant doubts about the Company and the Group being a going concern for a period of at least 12 months from the date of approval of these financial statements of May 17, 2026. Accordingly, the financial statements have been prepared on the going concern basis. Subsidiaries acquired by Saxdor are included in the consolidated financial statements from the moment that the Group gains control and divested subsidiaries up to the time the control ends. Intra-group shareholdings have been eliminated using the acquisition method. All intra-group transactions, receivables, liabilities and unrealized profits, as well as the distribution of profits within the Group have been eliminated in the consolidated financial statements. The consolidated financial statements are prepared on a historical cost basis, unless otherwise stated. Foreign currency denominated items Items included in the financial statements of each Group entity are measured using the currency of the primary economic environment in which the entity operates (functional currency). The consolidated financial statements are presented in euros, which is the parent company’s functional and presentation currency. Transactions denominated in foreign currencies are recorded at the exchange rates at the transaction dates. The exchange rate differences resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at year-end exchange rates are recognized in the consolidated statement of comprehensive income in accordance with their nature, either as operating income, operating expenses or as financial items. The results and financial position of foreign operations that have a functional currency different from the presentation currency are translated into the presentation currency. Assets and liabilities for the consolidated balance sheets presented are translated at the closing rate at the balance sheet date. Income and expenses for each consolidated statement of comprehensive income are translated at average exchange rates. All resulting exchange differences are recognized in other comprehensive income. The results and financial position of foreign operations that have a functional currency different from the presentation currency are translated into the presentation currency. The income and expenses of foreign group companies have been converted into euros at the average exchange

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 10 rates for the financial year (unless this is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions) and the assets and liabilities for each balance sheets are translated at the closing exchange rate on the balance sheet date. All resulting exchange rate differences are recognized in other comprehensive income. The Company derives the exchange rates used for the preparation of consolidated financial statements from the published rates by the European Central Bank. On consolidation, exchange rate differences arising from the translation of the net investment in foreign entities are recognized in other comprehensive income. When a foreign operation is sold, the exchange differences are reclassified to profit or loss. Significant judgement and estimates Measurement of expected credit losses Management has made significant estimations in assessing the expected credit loss allowance for trade receivables (refer to note 18). The management has assessed that the loss allowance is immaterial, and no allowance has been recognized. The estimation is based on the customers’ historical payment behavior and that the value of the collateral is considered sufficient to cover potential losses. The estimation is subject to uncertainty, particularly regarding the impact of forward-looking information, realizable value of the collateral and changes in counterparties’ probability of default, as well as their ability to fulfil their contractual payment obligations when due. Upcoming new and amended standards and interpretations not yet effective in 2025 The International Accounting Standards Board (IASB) issues new standards, amendments and interpretations as well as improvements to previously issued standards on a regular basis. The Group assesses the impact of these publications on the Group’s financial statements. As the most significant change, the IASB has issued IFRS 18 “Presentation and Disclosure in Financial Statements”, which replaces IAS 1, “Presentation of Financial Statements”. The standard is effective for financial years beginning on or after January 1, 2027. IFRS 18 introduces new requirements particularly regarding the structure of the income statement, the grouping of items and the presentation of management-defined performance measures in the financial statements. The Group is currently assessing the impact of adopting the standard on the consolidated financial statements. The standard is expected to primarily affect the presentation of the primary financial statements and the structure and presentation of the notes. The standard is not expected to have an impact on the Group’s financial position or results.

Saxdor Yachts Oy
Consolidated Financial Statements
For the Year Ended December 31, 2025

# Notes

## 1. Revenue

Saxdor is an international boat manufacturer group. Operational functions are based in Finland and Poland. By the end of 2025, Saxdor had produced eight distinct boat models and was preparing a new model for mass production. The Company's business approach focuses on strong dealer partnerships and launching new models each year. Saxdor has a global presence, and customers comprise dealers located on every continent.

| **Revenue by market area**<br>**EUR** | **Jan 1 – Dec 31, 2025** |
|---|---:|
| Finland | 1 241 708 |
| USA | 59 338 457 |
| Other Americas | 1 934 756 |
| Europe | 89 878 589 |
| Asia and Asia Pacific and other | 28 444 556 |
| | **180 838 067** |

| **Revenue by product type**<br>**EUR** | **Jan 1 – Dec 31, 2025** |
|---|---:|
| Boats | 179 928 180 |
| Parts and accessories | 909 887 |
| **Total** | **180 838 067** |

**Net sales by customer**

Saxdor has one dealer, which accounts for more than 10% of the Group's revenue. This dealers' net sales amounted to EUR 59 338 thousand in 2025, which accounts for 33% of Saxdor's revenue.

<u>Accounting principles</u>
Saxdor's main revenue stream comprises sales of boats to its customers, which constitute dealers across all continents. The main products are boats with outboard engines. In addition, the Group sells boat parts and accessories comprising less than 1 % of net sales.

Net sales comprise revenue from dealer contracts, net of indirect tax. Revenue is recognized when Saxdor has delivered the boats to the dealers satisfying the performance obligation at a point in time. All performance obligations for the period were satisfied at a point in time.

11

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 12 Revenue from products sold to dealers is recognized at the time of delivery, i.e., when control has been transferred to the customer. Control is transferred to the customer when the goods have been delivered to the location of the dealer’s choosing, in accordance with the terms of delivery (DAP). The Group does not grant its customers the right to return products. Revenue is recognized at the agreed transaction price, factoring in discounts. The transaction prices are agreed when orders are confirmed and are paid in installments in advance, generally in full, before delivery. Transaction price may include a variable component (dealer rebates). A dealer rebate is a retrospective, performance-based rebate granted to dealers in addition to the standard dealer discount, calculated as a percentage of the dealer’s net purchases from the Group over the agreed measurement period. Variable consideration is estimated and included in the transaction price only to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. At year-end, the Group has sufficient data on each dealer’s performance against the agreed criteria to calculate the provision required for the related dealer rebate accruals, which has been adjusted against revenue. The Group uses the practical expedient and does not disclose the aggregate amount of the transaction price allocated to the performance obligations that are unsatisfied, as they are a part of contracts that have an original expected duration of one year or less. Contract liabilities on January 1, 2025, were EUR 14 197 696 and at December 31, 2025 EUR 23 277 993. Increase in contract liabilities is due to increased sales in 2025. Amount recognized in the reporting period as revenue that was included in the contract liabilities in the beginning of the year was EUR 14 197 696. Compensation for defective products or parts is offered with standard warranty periods, typically through repair or replacement. Warranty provisions are determined using historical and dealer-specific data – see note 18 for more information on warranty provisions. 2. Other operating income Income that is not related to the main business operations is recognized as other operating income. The Group’s other operating income for the year ended December 31, 2025, comprises of grants received of EUR 133,904. Accounting principles Government grants are recognized when there is reasonable assurance that the conditions underlying the grants have been met and that the grant will be received. Government grants to cover expenses incurred are recognized in the consolidated statement of comprehensive income proportionally over the periods during which the related expenses are recognized.

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 13 Government grant received, for which the expenses have not yet been recognized, is recognized as an advance received on the balance sheet. The grant component for eligible expenses already incurred during the reporting period, for which the grant will be received in subsequent reporting periods, is recognized as grant income in the consolidated statement of comprehensive income and as other receivable in the balance sheet. 3. Materials and services The following items comprise Saxdor’s materials and services reported in the consolidated statements of comprehensive income based on the nature of the item. Materials and services consist of purchases of materials and supplies, change of inventories of finished goods and work in progress, and external services. EUR Jan 1 – Dec 31, 2025 Change in inventory of finished goods and work in progress 9 303 831 Purchases of materials and supplies -119 152 493 External services -19 943 789 Total -129 792 453 Accounting principles Write-downs of inventories to net realizable value amounted to EUR 1 642 thousand and were recognized as an expense and included in change in inventories of finished goods and work in progress. There were no reversals of inventory write-downs. External services mainly include outsourced assembly costs.

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 14 4. Employee benefit expenses EUR Jan 1 – Dec 31, 2025 Wages and salaries -17 580 035 Pension costs - defined contribution plans -3 248 631 Defined benefit plan (service cost) -20 324 Other employee benefit expenses -406 492 Share-based compensation -197 577 Total -21 453 062 Number of personnel during the period Average number of personnel 731 Number of personnel at year end 733 Employee benefit expenses consist of wages and salaries and pension costs. Other employee benefit expenses mainly include social security and fringe benefits. Pension plans comprise a defined benefit plan and defined contribution plans. In the defined contribution plans in Finland and in Poland, the Group pays defined contributions to external insurance company or to the state plan and thus has no legal or constructive obligation to make additional payments if the party receiving the contribution payments is unable to fulfill their obligations. The contributions are recognized as expenses in the consolidated statement of comprehensive income during the period to which the charge relates to. The Group operates a single defined benefit pension plan in Poland arising from the Polish Labour Code under which Saxdor is required to pay a lump-sum payment to an employee whose employment relationship terminates due to severance, retirement, death or for disability benefits. The plan has no assets, and the Company has not paid any benefits under this obligation to date. Accounting principles Saxdor employee benefits consist of short-term employee benefits, post-employment benefits (defined contribution pension plans and a defined benefit plan) and share-based payments. Short-term employee benefits consist of wages and salaries, including non-monetary benefits, bonus payments and annual leave. They are recognized as expenses during the period in which the related service is provided. A liability is recognized when a statutory and constructive obligation relating to employment relationship based on performance received and when an obligation can be measured reliably. The contributions are recognized as employee benefit expense in the consolidated statement of comprehensive income during the period to which the charge relates to.

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 15 A pension obligation is recognized for the plan based on the present value of the obligation. The defined benefit obligation is calculated by an independent actuary using the projected unit credit method. The present value is calculated by using a discount rate which reflects the underlying circumstances including maturity and currency of the obligation. Service cost and the net interest cost are recognized in the income statement. Remeasurement from experience adjustments and changes in actuarial assumptions are recognized in other comprehensive income. 5. Other operating expenses EUR Jan 1 – Dec 31, 2025 Research and development -300 470 Sales and marketing -2 759 214 IT -698 142 Travel -605 618 Administration and services -2 577 168 Exchange rate differences and FX derivative fair value loss, net -71 320 Other -5 475 Total -7 017 407 Other operating costs comprise research costs, development costs (if the capitalization criteria are not met), sales and marketing, IT, travel and other general and administrative costs. In addition, net foreign exchange rate differences relating to the operating activities are presented in other operating expenses. IT costs relate to general IT machinery expenses and software licenses. Sales and marketing expenses mainly arise from boat shows and other marketing events, and social media presence. Travel expenses are incurred from the travelling tickets and other accommodation- related fees. General and administrative include costs related to consulting, finance and legal services. Exchange rate differences related to revenue and materials and services are mainly caused by the fluctuation of the US dollar. Exchange rate differences arising from operating activities are recognized under other operating expenses, net amounting to a gain of EUR 252 368. Fair value loss arising from foreign exchange derivatives utilized for economic hedging purposes in the first half of 2025, amounted to EUR 323 688.

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 16 6. Depreciation, amortization and impairment EUR Jan 1 – Dec 31, 2025 Depreciation and amortization Intangible assets Capitalized development costs -482 408 Software licenses -37 816 Total -520 225 Tangible assets Buildings and constructions -204 172 Machinery and equipment -1 177 100 Furniture and fixtures -82 002 Total -1 463 274 Right-of use assets Buildings -1 784 848 Machinery and equipment -112 596 Total -1 897 444 Total -3 880 944 There was no impairment charges recognized during the period. Accounting principles Depreciation and amortization are recorded on a straight-line basis on the initial acquisition cost and are based on the estimated useful economic life of the asset. Land has infinite useful economic life and is not depreciated. Estimated useful economic lives by asset group are as follows: Software licenses 3–10 years Capitalized development costs 5 years Buildings and constructions 25– 40 years Machinery and equipment 5–25 years Furniture and fixtures 3–10 years

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 17 7. Net financial income and expenses EUR Jan 1 – Dec 31, 2025 Financial income Interest income 127 514 Financial expenses Interest expenses from lease liabilities -629 805 Interest expenses from borrowings -1 961 407 Net financial income and expenses -2 463 698 Saxdor’s financial income consists of interest income incurred from bank deposits. Saxdor’s financial expenses include interest expenses from lease liabilities and capital and bank loans. Accounting principles Interest income and interest expenses are recognized under the effective interest method. The effective interest rate is the discount rate that is used to discount expected future payments related to the financial asset or the financial liability in order for the present value of such asset or liability to match their carrying amount. 8. Income taxes EUR Jan 1 – Dec 31, 2025 Income taxes -3 329 614 Change in deferred taxes 377 936 Total -2 951 577 Reconciliation of income tax expense EUR Jan 1 – Dec 31, 2025 Profit before tax 16 287 260 Tax calculated at Finnish tax rate 20% -3 257 452 Effect of other tax rates for foreign subsidiaries 58 068 Effect of other items 247 706 Income tax expense -2 951 677

Saxdor Yachts Oy
Consolidated Financial Statements
For the Year Ended December 31, 2025

Accounting principles

Consolidated income taxes include direct taxes based on the taxable result of Group companies, calculated according to tax legislation in each company's domicile. Deferred tax liabilities are recognized on the balance sheet in full and deferred tax assets to the extent that it is probable that future taxable profit will be available against which the asset can be utilized. Deferred tax liabilities and assets are calculated from all the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes, using the enacted or substantively enacted tax rates on the reporting date. Future changes in tax rates are considered when they are confirmed.

**Income tax**

The income tax expense or credit for the period is the tax payable on the current period's taxable income, based on the applicable income tax rate for each jurisdiction, adjusted by changes in deferred tax assets and liabilities attributable to temporary differences and to unused tax losses. Tax is recognized in the consolidated statement of comprehensive income, except to the extent that it relates to items recognized in other comprehensive income or directly in equity. In this case, the tax is also recognized in other comprehensive income or directly in equity, respectively.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the end of the reporting period. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and considers whether it is probable that taxation authority will accept an uncertain tax treatment. The Group measures its tax balances either based on the most likely amount or the expected value, depending on which method provides a better prediction of the resolution of the uncertainty.

Current tax assets and tax liabilities are offset where the entity has a legally enforceable right to offset and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

**Deferred tax assets and liabilities**

**Deferred tax assets**

| EUR | January 1, 2025 | Recognized in profit or loss | Reclassi-fications | December 31, 2025 |
|---|---|---|---|---|
| Inventories | 140 889 | 94 231 | - | 235 120 |
| Lease contracts | 177 373 | -4 583 | - | 172 790 |
| Warranty provisions | 104 488 | 281 610 | - | 386 098 |
| Dealer rebates and other revenue related temporary differences | 865 043 | 349 746 | 5 505 | 1 220 294 |
| Other items | 70 714 | 42 441 | - | 113 154 |
| **Total gross deferred tax asset** | **1 358 507** | **763 444** | **5 505** | **2 127 456** |
| Off-set from deferred tax liabilities | -646 478 | - | - | -1 206 620 |
| **Net deferred tax asset** | **712 030** | **-** | **-** | **920 836** |

18

Saxdor Yachts Oy
Consolidated Financial Statements
For the Year Ended December 31, 2025

**Deferred tax liability**

| EUR | January 1, | Recognized in profit or loss | Reclassi-fications | December 31, 2025 |
|---|---|---|---|---|
| Tangible and intangible assets | -315 004 | -39 367 | - | -354 372 |
| Inventories | -234 036 | -235 093 | - | -469 129 |
| Financing and other items | -272 073 | -111 047 | - | -383 120 |
| **Total gross deferred tax liability** | **-821 113** | **-385 507** | **-** | **-1 206 620** |
| Off-set from deferred tax assets | 646 478 | - | - | 1 206 620 |
| **Net deferred tax liability** | **-174 635** | **-** | - | **0,00** |

Deferred tax assets are recognized only if it is probable that future taxable amounts will be available to utilize those temporary differences and losses.

Deferred tax assets and liabilities are offset where there is a legally enforceable right to offset current tax assets and liabilities and where the deferred tax balances relate to the same taxation authority on either the same taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

19

Saxdor Yachts Oy
Consolidated Financial Statements
For the Year Ended December 31, 2025

## 9. Intangible assets

| EUR | Development costs | Software licenses | Assets under construction | Total |
|---|---|---|---|---|
| Acquisition cost, January 1, 2025 | 3 454 823 | 106 408 | 123 222 | 3 684 453 |
| Additions | 655 306 | 15 238 | 747 490 | 1 418 034 |
| Re-classifications | - | 42 907 | -42 907 | - |
| **Acquisition cost, December 31, 2025** | **4 110 129** | **164 553** | **827 805** | **5 102 487** |
| | | | | |
| Accumulated amortization, January 1, 2025 | -365 824 | -70 625 | - | -436 449 |
| Amortization during the period | -482 408 | -37 816 | - | -520 225 |
| **Accumulated amortization, December 31, 2025** | **-848 232** | **-108 442** | **-** | **-956 674** |
| | | | | |
| **Carrying value December 31, 2025** | **3 261 897** | **56 112** | **827 805** | **4 145 813** |

Saxdor is continuously performing product development activities to enable the release of new boat models to the market. Software licenses comprise licenses purchase from software vendors. The development expenses are capitalized as assets in the statement of financial position.

Accounting principles

The Group distinguishes between the research phase and the development phase of internally generated intangible assets. Expenditure incurred in the research phase is recognized in profit or loss as incurred. Expenditure incurred in the development phase is capitalized as an internally generated intangible asset when, and only when, the Group can demonstrate:

- technical feasibility of completing the asset;
- intention to complete and use or sell it;
- ability to use or sell it;
- how it will generate probable future economic benefits (including evidence of market demand/orders or internal usefulness);
- availability of adequate technical, financial and other resources to complete and use or sell the asset; and
- ability to measure reliably the expenditure attributable to the asset.

Capitalized development costs comprise directly attributable expenditure incurred to create, produce and prepare the asset for use, including external designer and engineering fees,

20

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 21 directly attributable materials and services, and directly attributable employee costs of engineering personnel engaged in development activities. General overheads, selling and administrative costs, inefficiencies, initial operating losses and training costs are expensed as incurred. Development costs are capitalized from the date the recognition criteria are met. The Group assesses the recoverability of the carrying value of intangible assets not yet available for use on annual basis or if events or changes in circumstances indicate that the carrying value may be impaired. Amortization begins when the related boat model (or significant upgrade) is available for use, which is when the development project is completed and production has commenced. Capitalized development costs are amortized on a straight-line basis over the estimated useful life of the related boat model/technology (currently five years), reflecting the expected pattern of consumption of economic benefits. At each reporting date, the Group assesses whether there is any indication that capitalized development costs may be impaired. Development costs are written down to their recoverable amount when impaired. If a boat model is discontinued or it is no longer expected to enter into or continue in production, the related capitalized development costs are impaired.

Saxdor Yachts Oy
Consolidated Financial Statements
For the Year Ended December 31, 2025

## 10. Property, plant and equipment

| EUR | Buildings and constructions | Machinery and equipment | Furniture and fixture | Assets under construction | Total |
|---|---|---|---|---|---|
| Acquisition cost, January 1, 2025 | 7 479 489 | 5 987 939 | 500 641 | 47 671 | 14 015 740 |
| Additions | 606 817 | 1 405 694 | 119 562 | 4 027 328 | 6 159 401 |
| Decreases | 0 | -143 121 | | -939 144 | 1 075 471 |
| Re-classifications | 156 227 | 668 172 | | -824 399 | 0 |
| **Acquisition cost, December 31,2025** | **8 242 534** | **7 918 683** | **620 204** | **2 311 456** | **19 092 876** |
| Accumulated depreciation, January 1, 2025 | -393 822 | -1 520 014 | -347 240 | 0 | -2 261 075 |
| Accumulated depreciation on decreases | 0 | 5 526 | | | 5 526 |
| Depreciation during the period | -204 172 | -1 177 100 | -82 002 | | -1 463 274 |
| **Accumulated depreciation, December 31,2025** | **-597 994** | **-2 691 588** | **-429 242** | **0** | **-3 718 824** |
| **Carrying value December 31, 2025** | **7 644 540** | **5 227 095** | **190 962** | **2 311 456** | **15 374 052** |

Accounting principles

Property, plant and equipment are recognized at cost less accumulated depreciation and impairment losses. Cost comprises purchase price and directly attributable costs required to bring the asset to its intended use. Subsequent expenditure is capitalized only when it is probable that future economic benefits will flow to the entity; all other costs are expensed as incurred. Depreciation is calculated on a straight-line basis over the estimated useful lives, reflecting typical asset classes, with useful lives and methods reviewed regularly. Assets are written down to recoverable amounts when impaired and derecognized on disposal.

22

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 23 11. Inventories Saxdor’s inventories comprise of materials and supplies (e.g. boat materials, components, engines and batteries), work in progress and boats, parts and accessories within finished goods. Accounting principles Inventories are stated at the lower of acquisition cost or net realizable value, and cost is determined on a first in, first out basis (“FIFO”). Cost comprises raw materials, direct labor costs, other direct costs and an appropriate proportion of variable and fixed production overheads, latter being allocated on the basis of normal operating capacity. Inventories recognized as an expense during the year ended December 31, 2025, amounted to EUR 110 018 thousand. Write-downs of inventories to net realizable value amounted to EUR 1 642 thousand and was recognized as an expense during the year. There were no reversals of inventory write-downs during the period. Management makes estimates and assumptions in determining the valuation of inventories. The net realizable value of inventory is assessed at each reporting date. Net realizable value refers to the estimated selling price in the ordinary course of business with less variable selling expenses. EUR December 31, 2025 Materials and supplies 16 581 392 Work in progress 5 741 464 Finished goods 15 464 364 Advance payments 1 235 Total 37 788 456

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 24 12. Trade receivables, prepayments and accruals Non-current receivables, trade receivables and prepayments and accruals comprise of the following: EUR December 31, 2025 Refundable lease deposits 27 519 Trade receivables 9 060 877 Prepaid expenses 5 530 835 Total 9 088 396 Trade receivables EUR December 31, 2025 Trade receivables - boats sold 4 488 502 Invoices due but boats not yet sold* 4 572 375 Total 9 060 877 * Refer to note 1 for contract liabilities Prepaid expenses EUR December 31, 2025 Insurance 240 453 Boat shows 434 484 VAT receivable 4 005 733 Other 850 164 Total 5 530 836 Accounting principles Trade receivables for boats sold Trade receivables are amounts due from customers for goods sold performed in the ordinary course of business. They are generally due for settlement within 30 days and are therefore all classified as current. Trade receivables are recognized initially at the amount of consideration that is unconditional. The Group holds the trade receivables with the objective of collecting the contractual cash flows, and it therefore measures them subsequently at amortized cost using the effective interest method.

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 25 Invoices due but boats not yet sold Invoices due but boats not yet sold represent amounts invoiced that are due for which no delivery has taken place, and accordingly, the corresponding amount has been recorded in contract liabilities. For information on credit risk and expected credit losses, see note 18 Financial risk management. 13. Cash and cash equivalents Accounting principles Cash and cash equivalents comprise cash at hand and bank deposits. Cash and cash equivalents in the statement of financial position equals the cash and cash equivalents in the statement of cash flows. Cash and cash equivalents are denominated in euros, except for a minor cash balance in Polish zloty and accordingly, they are not subject to material foreign exchange risk. 14. Trade payables and accrued expenses Trade payables and accrued expenses comprised of the following: Current EUR December 31, 2025 Trade payables 16 265 892 Accrued expenses 4 579 674 Total 21 621 300 Accrued expenses EUR December 31, 2025 Accrued dealer rebates 938 341 Wages and salaries 2 233 522 VAT payable 1 088 612 Other 371 128 Total 4 579 674 See note 1 for accrued dealer rebates and note 4 for employee benefits.

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 26 15. Leases Additions to the right-of-use assets of EUR 448 thousand during 2025 were mainly related to a building lease in Finland. Saxdor does not have any material short-term leases or variable lease payments. Accounting principles Saxdor leases production sites, various offices, warehouses, machinery and equipment. Lease contracts are typically made for fixed periods of six months to eight years but may include extension options as described below. Saxdor assesses at inception of a contract whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The lease liabilities are recognized on the commencement date of the lease. The liabilities are measured on the commencement date at the present value of the remaining lease payments, discounted by using the lessee’s incremental borrowing rate. Lease term is the non-cancellable period of the lease, together with periods covered by an option to extend the lease if the lessee is reasonably Right-of-use assets comprise of the following: EUR December 31, 2025 Buildings 6 265 543 Machinery and equipment 328 061 Total 6 593 604 Lease liabilities Non-current 5 442 520 Current 2 058 008 Total 7 500 528 Depreciation of right-of-use assets Buildings 1 784 848 Machinery and equipment 112 596 Total 1 897 444 Expenses relating to leases of low value assets that are not short-term leases 2 859 Interest expense 629 805 Total amount recognized in the consolidated statement of comprehensive income 2 530 109 Total cash outflow 2 530 109

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 27 certain to exercise that option, and periods covered by an option to terminate the lease if the lessee is reasonably certain not to exercise that option. Management estimates the lease term of leases valid until further notice at inception and the measures of right-of-use assets and lease liabilities are recognized based on these estimates. Lease payments are allocated between finance cost and repayment of the lease liability. Lease liabilities are remeasured if future lease payments change due to an index or a rate change or when the Group's estimate of exercising a possible extension option has changed. If the lease liability is remeasured, the right-of-use asset is adjusted accordingly. Saxdor has decided to utilize the practical expedient permitted by the standard and does not apply the standard on leases of low value assets and instead recognizes the lease payments as an expense over the lease term. Leases of low value assets comprise mainly office equipment. Additionally, Saxdor recognizes leases that have a lease term of 12 months or less as short term leases and further, applies a single discount rate to a portfolio of leases with reasonably similar characteristics, when relevant. Saxdor has elected not to separate lease and non-lease components, and accounts for these instead as a single lease component. 16. Defined benefit obligations Liabilities in the Balance sheet EUR December 31, 2025 Defined benefit obligations 61 204 Defined pension benefits have changed during the period as follows: EUR 2025 Net book value at January 1 35 884 Service costs accrued 20 325 Benefits paid 0,00 Interest, net 2 116 Remeasurements 2 880 Net book value at December 31 61 204

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 28 The amounts recognized in the balance sheet are determined as follows: EUR December 31, 2025 Present value of unfunded obligations 61 204 Expense in the income statement has been defined as follows: EUR December 31, 2025 Net interest income (+) / cost (-) -2 116 Remeasurements charged (+) or credited (-) to equity in other comprehensive income as follows: EUR December 31, 2025 Gain (-) / Loss (+) from change in financial assumptions 2 880 The principal assumptions used in determination: December 31, 2025 Discount rate, % 5,20 Salary growth rate, % 2,50 Expected maturity analysis of undiscounted pension liabilities: EUR, at 31 Dec 2025 Less than a year 1-5 years Later than 5 years Payments from plans 4 258 12 418 44 528

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 29 17. Provisions EUR 2025 Net book value on January 1 1 007 533 Additional provisions recognized in the statement of comprehensive income 1 845 914 Amounts used during the year -922 957 Net book value on December 31 1 930 490 EUR December 31, 2025 Non-current provisions 1 196 904 Current provisions 733 586 Net book value on December 31 1 930 490 There were no unused and reversed balances during the reporting period. Accounting principles Provision is made for estimated warranty claims for sold products under warranty at the end of the reporting period. These claims are expected to be settled in the next two financial years. Saxdor generally offers 24-month warranties for its products. Management estimates the related provision for future warranty claims based on historical warranty claim information, as well as recent trends that might suggest that past cost information could differ from future claims. The assumptions made in relation to the current period are consistent with those in the prior year. Factors that could impact on the estimated claim information include the success of productivity and quality initiatives, as well as parts and labor costs. Provisions are recognized when the Group has a present (legal or constructive obligation) because of a past event, it is probable that the Group will be required to settle the obligation and a reliable estimate can be made. The amount recognized as a provision is the best estimate required to settle the present obligation at the reporting date, considering the uncertainties. If the time value of money is material, provisions are discounted using a current pretax rate specific to liability and the increase reflecting passage of time is recognized as finance cost.

Saxdor Yachts Oy
Consolidated Financial Statements
For the Year Ended December 31, 2025

## 18. Financial risk management

The Group's risk management activities are conducted by the finance function with decision authority and policies approved by the Board of Directors. The main objective of risk management is to manage uncertainty and safeguard the Group's liquidity, with a focus on effective working capital management.

The Group's risk management is closely integrated into regular financial planning, cash flow monitoring, and decision-making processes rather than maintained as a separate framework. The emphasis is on practical, proportionate measures that support business continuity and financial control.

Financial risks are reviewed on an ongoing basis, taking into account changes in operations, market conditions, and the external market environment. This approach ensures that risk management activities remain relevant, transparent, and aligned with the company's operational needs and risk appetite.

**Credit risk**

Credit risk is managed by aiming at collecting payments from customers primarily in advance of the delivery of the boat. The Group very seldomly sells on credit to dealers, and if it does, trade receivables give rise to credit risk. The exposure is mitigated by the fact that the receivables are diversified across several customers. At the reporting date, Saxdor had outstanding trade receivables of EUR 4 489 thousands for boats sold. In addition, Saxdor had, at the reporting date, invoices relating to the last installments of dealer orders due amounting to EUR 4 572 thousand for which the delivery has not been made.

Aging analysis for the trade receivables is presented in the table below.

**Aging Trade receivables**

| EUR | Not Due | 1-30 days | 31-60 days | 61-90 days | Over 90 days | Total |
|---|---|---|---|---|---|---|
| Trade receivables - boats sold | 617 111 | 1 556 453 | 1 152 291 | 567 866 | 594 781 | 4 488 502 |
| Invoices due but boats not yet sold* | | 2 895 397 | 1 676 977 | | | 4 572 375 |
| **Total** | **617 111** | **4 451 851** | **2 829 268** | **567 866** | **594 781** | **9 060 877** |

*refer to note 12 for further information.

**Trade receivables - boats sold**

Saxdor has assessed the trade receivables for credit losses on customer by customer basis taking into consideration their historical payment behavior and expectations on the future, as well as the estimated fair market value of the boats which act as a collateral for the receivables

30

Saxdor Yachts Oy
Consolidated Financial Statements
For the Year Ended December 31, 2025

as the title of the boat has not been transferred to the customer before the full payment has been received. Based on this assessment, management has concluded that the credit losses for trade receivables are not material. Accordingly, Saxdor has not recognized any credit losses during the reporting period.

**Invoices due but boats not yet sold**

Saxdor assesses these receivables for credit losses on a customer-by-customer basis. A key consideration is the collateral held in the form of the boats in the inventory. The boats invoiced will not be delivered to the dealer until all the installments and invoices due have been paid. The credit risk considers the value of this collateral. As a result, the loss given default (LGD) on these balances has been assessed to be nil. Therefore, no credit losses have been recognized. Credit risk relating to cash and cash equivalents is limited, as the funds are held with financially sound banks.

**Liquidity risk and capital management**

The Group's liquidity risk is assessed to be low, primarily due to significant advance payments required from the customers in general, which are the main source of financing for the Group's operations, reducing reliance on external funding and supporting stable cash flow management.

During the financial year, capital loans and the majority of bank loans were repaid, further strengthening the Group's liquidity position and reducing vulnerability to liquidity risk. The changes in financial liabilities, disaggregated between cash and non-cash changes and the maturity analysis of the Group's financial liabilities are presented below.

| EUR | Bank loans | Capital loans | Lease liabilities | Total |
|---|---|---|---|---|
| **January 1, 2025** | 4 274 829 | 2 223 683 | 7 711 193 | 14 209 706 |
| Drawdowns | 5 000 000 | | 1 689 639 | 6 689 639 |
| Repayments | -7 857 329 | | -1 900 304 | -9 757 634 |
| Conversion to equity | | -2 223 683 | | -2 223 683 |
| Other non-cash changes | | | 2 860 | 2 860 |
| **December 31, 2025** | **1 417 499** | **-** | **7 503 388** | **8 920 888** |

31

Saxdor Yachts Oy
Consolidated Financial Statements
For the Year Ended December 31, 2025

**Future cash flows including interest payment**

| December 31, 2025 | 1-3 months | 3-12 months | 1-2 years | >3 years | Total |
|---|---|---|---|---|---|
| Bank loans | 271 250 | 249 999 | 146 250 | 750 000 | 1 417 500 |
| Lease liabilities | 786 882 | 2 290 887 | 2 457 732 | 3 072 008 | 8 607 513 |
| Loan from ultimate parent | 175 000 | | | | 175 000 |
| Trade payables | 16 257 582 | 8 309 | | | 16 265 892 |
| **Total** | **17 490 714** | **2 549 197** | **2 603 982** | **3 822 008** | **26 465 901** |

Capital loan, granted by a number of shareholders, together with the accrued interest, was converted into 7,216 seed shares on September 30, 2025 in accordance with the contractual terms (EUR 308.16 per seed share), and recorded in unrestricted equity reserve. A majority of the bank loans were repaid using cash inflows generated by operating activities.

Following, Saxdor had unused credit facilities amounting to EUR 4 million, at the reporting date.

Based on the above, liquidity risk is considered insignificant. After the reporting date, Saxdor repaid all its remaining bank loans and the shareholder loan in February 2026 and cancelled all credit facilities.

Saxdor's cash and cash equivalents amounted to EUR 2,4 million at the reporting date.

There were no loans with covenants outstanding at the reporting date. The Company manages as capital its equity plus outstanding financial liabilities.

The Company has 87,116 common shares, 52,193 Seed shares and 20,520 B shares. Common and Seed shares are each entitled to one vote at the Annual General Meeting. B shares do not carry voting rights. Each seed and B share can be converted to a common share. Seed shares and B shares have a preference over common shares in the event of liquidation. In a liquidation, proceeds are first used to repay Series Seed and B shareholders their original investment plus any declared but unpaid dividends, with a minimum equal to what they would have received if their shares had been converted to common shares. Next, any remaining proceeds up to EUR 850,000 are paid to the common shareholders. Any further excess is then distributed equally across all shares regardless of share class.

The Company has no subscribed share capital. A total of 1,658 share options related to the common shares were outstanding at the end of 2025, see note 19 Share-based compensation.

**Foreign exchange rate risk**

The Group is exposed to foreign exchange risk arising from future commercial transactions and recognized assets, mainly trade receivables and trade payables denominated in a currency that is not the functional currency of the relevant Group entity. The Group is exposed to foreign

32

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 33 exchange risk arising from future commercial transactions and recognized assets, mainly trade receivables and trade payables denominated in a currency that is not the functional currency of the relevant Group entity. The risk mainly arises from the US dollar. The risk is measured through a forecast of highly probable US dollar denominated cash flows. Saxdor’s policy is to economically hedge maximum of 80% of forecast US dollar cash flows for revenue up to 6 months in advance, subject to the assessment market conditions, including an analysis of cost of hedging. For the year ended 31 December 2025, approximately 80% of the US dollar denominated revenue was economically hedged in respect of USD risk for the first half of the fiscal year. For the second half of the fiscal year, based on management assessment, no hedges were carried out. The open US dollar exposure at the reporting date arose only from a small net US dollar position arising from trade receivables and payables. The impact of changes in US dollar / EUR exchange rate on the profit or loss for the period would have been immaterial. Interest rate risk Saxdor is exposed to minor cash flow interest rate risk through its variable rate loans. Interest rate risk is managed by minimizing the need for external financing and if any, borrowing funds with fixed interest rates. The variable rate loans amounted to EUR 374 999 on the reporting date with a market interest rate based on 3-month Euribor, thus the impact of changes in the market interest rate on profit or loss would not have been material. Accounting principles Saxdor Group’s financial assets consist of trade receivables and cash and cash equivalents, see notes 12 and 13 for the accounting principles. Financial liabilities are initially recognized at fair value. Transaction costs directly attributable to the issue are added to the initial carrying amount. Financial liabilities are subsequently measured at amortized cost using the effective interest method.

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 34 19. Share-based compensation The Group has historically established option plans for key personnel to compensate for their continued employment and contribution to the Group. These are classified as equity-settled share-based compensation plans. Key personnel have been granted options from a reserved quota approved by the Board of Directors. Each option entitles the holder to one share at an exercise price of EUR 0.01 per option, payable when the options are exercised. The option plans have either included a service condition for continuous employment or provided for immediate vesting, and the plans have had no other vesting conditions. Accounting principles The fair values of the options are determined at the grant dates and expensed over the vesting period with a corresponding charge recorded in equity. The share-based compensation expense has been determined by multiplying the number of options expected to vest by the fair value of the option at the grant date. The number of options expected to vest is adjusted for changes in estimate. Options have been granted historically in three phases. Outstanding unvested options in the beginning and at the end of the year 2025 are presented in the table below. The Board of Directors granted 405 options to three key employees of the Group on January 29, 2025, with immediate vesting. Accordingly, the fair value for the options granted was expensed immediately. The total expense recognized was EUR 198 578 in 2025. Number of options Outstanding at January 1, 2025 1,253 of which exercisable at January 1, 2025 835 Granted during the year 405 Exercised during the year - Outstanding at December 31, 2025 1,658 Exercisable December 31, 2025 1,658 The exercise period of the options originally ended on September 30, 2031, however, all options were exercised in connection with the post-balance sheet acquisition of the Company by Malibu Boats Inc. The fair value of the options granted in 2025 was EUR 474 per option, which was derived from the fair value of the Company’s shares, calculated using actual share prices from market-based transactions and exit multiples as inputs to the valuation model.

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 35 20. Commitments and contingencies Commitments and contingencies EUR December 31, 2025 Business mortgages For own debts 24 000 000 Capital commitments 750 000 Other commitments 400 000 Total 25 150 000 Liabilities secured with real estate, pledges for other business guarantees EUR December 31, 2025 Liabilities secured with business mortgages Loans from financial institutions 1 417 499 Total 1 417 499 Saxdor’s assets pledged under the business mortgage comprise property, plant and equipment, inventory and accounts receivable, which lenders could have seized if Saxdor would have defaulted. These have been cancelled in connection with the post-balance sheet repayment of all loans. In connection with the acquisition of the Company by Malibu Boats Inc, the Company repaid all loans and cancelled the credit limits, see note 18. As a result, all the Company's pledges, securities, and charges were released and discharged. Accounting principles Contingent liabilities are possible obligations resulting from past events whose existence will only be confirmed by uncertain future events that are beyond Saxdor’s control. Existing obligations for which settlement is not probable, or the amount cannot be measured reliably, are classified as contingent liabilities.

Saxdor Yachts Oy
Consolidated Financial Statements
For the Year Ended December 31, 2025

## 21. Group structure and related party transactions

The Group's ultimate parent company and controlling party is Mattvest Oy, which holds 55,2% of voting rights and 48,2% of all shares.

**Interests in subsidiaries**

Saxdor Group's subsidiaries at December 31, 2025 are set out below. All subsidiaries have share capital consisting solely of ordinary shares.

**Group companies**

| Company | Domicile | Group share of holding | Parent company share of holding |
|---|---|---|---|
| Saxdor Shipyard Sp. Z.o o | Elk, Poland | 100 % | 100 % |
| Saxdor Shipyard Finland Oy | Helsinki, Finland | 100 % | 100 % |
| Saxdor Yachts USA, Inc* | Delaware, United States of America | 100 % | 100 % |

*Dormant company

Transactions between the parent company and subsidiaries are eliminated on consolidation and accordingly, they are not disclosed as related party transactions.

The Group's related parties comprise the controlling party Mattvest Oy, the members of the Board of Directors, the management team and entities that are controlled by these individuals and their close family members.

The Group's key management personnel consist of both executive and non-executive directors of Saxdor Yachts Oy, all of whom serve as members of either the Board of Directors or the management team.

**Key management personnel compensation**

| EUR | Board of Directors | Management team | Jan 1 – Dec 31, 2025 |
|---|---|---|---|
| Short-term employee benefits | 8 000 | 949 000 | 957 000 |
| Post-employment benefits | - | 188 000 | 188 000 |
| Share-based payments | - | 158 000 | 158 000 |
| **Total** | **8000** | **1 295 000** | **1 304 000** |

36

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 37 Transactions with the ultimate parent and the Board members of the controlling party The Group acquired the following services from entities that are controlled by Board members of the controlling party EUR Jan 1 – Dec 31, 2025 Management service fees 120 000 Purchases of design services 275 000 Total purchases 395 000 Outstanding balances arising from sales/purchases of goods and services with related parties EUR December 31, 2025 Liabilities to the ultimate parent 2 000 Liabilities to the entities controlled by Board members of the ultimate parent 19 000 Total 21 000 Loan from related parties The Group had a loan of EUR 175 000 from the ultimate parent. The loan was repaid after the end of the reporting period. The capital loan granted by a group of shareholders was settled in exchange of equity in 2025. See note 18. All related party transactions during the financial year have been carried out on customary market terms.

Saxdor Yachts Oy Consolidated Financial Statements For the Year Ended December 31, 2025 38 22. Subsequent events Saxdor Yachts Oy has sold voting rights and all share classes on March 2, 2026, to the American company Malibu Boats Inc., which is listed on the Nasdaq New York Stock Market. Malibu Boats, Inc. (Nasdaq: MBUU) (“Malibu” or “MBI”) is one of the United States' leading designers, manufacturers, and marketers of a wide range of recreational motorboats and marine services. According to the terms of the deal, MBI acquired Saxdor for approximately EUR 150 million, which consisted of EUR 110 million in cash plus shares of Malibu common stock valued at around EUR 40 million. Saxdor's selling shareholders can earn up to EUR 72 million as contingent consideration upon achieving certain operational and financial growth targets in the calendar years 2026, 2027, and 2028. In connection with the transaction, Saxdor Yachts Oy paid all its external loans and released and cancelled all liabilities and pledges. In addition, the Company's extraordinary general meeting on March 2, 2026, elected new members to the Board of Directors. By resolution of the general meeting, Steven Menneto serves as the chairman of the Board of Directors, and David Black, Brooke Zinter, and Erna Rusi serve as members of the Board of Directors.